EXHIBIT 23.1
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                    CONSENT OF PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Simpson Manufacturing Co., Inc. on Form S-8 of our report dated
January 31, 1997, except for Note 15 for which the date is March 11, 1997, on our audits of the consolidated financial statements of Simpson
Manufacturing Co., Inc. and its subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.


                                                   COOPERS & LYBRAND L.L.P.

San Francisco, California
October 6, 1997